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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 16, 2001, except for Note F, as to which the date is May 3, 2001, accompanying the financial statements of Levcor International, Inc. contained in the Registration Statement and Proxy. We consent to the use of the aforementioned reports in the Registration Statement and Proxy, and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP
New York, New York
August 21, 2002